Exhibit 10.40

AMENDED AND RESTATED

CHANGE OF CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT (the “Agreement”) is made and entered into between Capstone Turbine Corporation (the “Company”) and Darren R. Jamison (the “Executive”) to be effective June 14, 2012.

RECITALS:

WHEREAS, effective December 18, 2006, the Executive became the Company’s president and chief executive officer pursuant to the terms of a letter agreement dated December 1, 2006, (the “Letter Agreement”) which included certain benefits and payments upon the severance of the Executive following a change in control of the Company;

WHEREAS, in connection therewith, the Executive was made eligible for participation in the Capstone Turbine Corporation Change in Control Severance Plan (the “Plan”), which provides a portion of the severance benefits described in the Letter Agreement; and

WHEREAS, the parties entered into a Change of Control Severance Agreement (the “Original Agreement”) to provide the severance benefits described in the Letter Agreement that are not provided through the Plan; and

WHEREAS, the parties amended and restated the Original Agreement effective April 8, 2009 (the “April 2009 Agreement”); and

WHEREAS, the parties desire to amend and extend the April 2009 Agreement as more specifically provided herein.

NOW, THEREFORE, the parties do hereby agree to the following terms and conditions regarding severance payable to Executive in the events described herein:

Section 1.                                          Termination of Employment Without Cause

In the event that Executive’s employment is terminated by the Company for reasons other than Misconduct (as defined herein), the Executive will receive continuation of payments in the amount of his base salary then in effect for a period of one year following termination of employment; provided, however, that the provisions of this Section 1 will not apply in the event that Executive is entitled to payments provided in Section 2 hereof. “Misconduct” shall mean the commission of any act of fraud, embezzlement, theft or dishonesty by Executive, any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company (or any parent or subsidiary thereof), or any other intentional misconduct by Executive adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner.

The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any parent or subsidiary) may consider as grounds for the termination of the employment of the Executive. Except as provided herein, Executive will not be entitled to severance under this Agreement upon a termination of employment.

Section 2.                                          Termination Upon a Change in Control

In the event that Executive is Involuntarily Terminated within 12 months of a Change of Control or within the Trial Period, Executive shall be entitled to receive from the Company an amount equal to the base salary that would be payable to the Executive for a period of 18 months. The payment shall be made in one lump sum on the date of termination of employment. Notwithstanding anything herein to the contrary, the amount payable under this Section 2 shall be reduced by the amount of the cash severance amount payable to Executive under the Plan.

Section 3.                                          General Terms

Except as otherwise provided herein, the capitalized terms used in this agreement shall have the meanings ascribed thereto in the Plan. The benefits provided through this Agreement and through the Plan are intended by the parties to be granted in fulfillment of the Company’s obligations regarding cash severance payments pursuant to the Letter Agreement; the terms of this Agreement and the Plan completely replace and supersede the terms addressing the subject matter contained in the Letter Agreement.

Section 4.                                          Term of Agreement

The provisions of this Agreement shall apply in the event of the termination of the employment of the Executive or a Change in Control that occurs during the period between June 14, 2012 and June 14, 2015.

Section 5.                                          Commencement of Deferred Compensation Payments

Notwithstanding anything herein to the contrary, any payments to Executive that would be subject to an additional tax described in section 409A of the Internal Revenue Code shall commence six months following Executive’s separation from service or, if sooner, upon the death of the Executive.

Section 6.                                          Amendment or Termination

The Company may amend this Agreement in its sole discretion at any time, provided that any amendment that would diminish the rights of the Executive is subject to Executive’s express written consent.

Section 7.                                          Successors

This Agreement shall be binding upon and accrue to the benefit of any successors and assigns of the Company.

Section 8.                                          Construction

This Agreement shall be construed under and enforced in accordance with the laws of the State of California.

[Next page is Signature Page]

IN WITNESS WHEREOF, the Company, acting through the undersigned authorized representative, has executed this instrument and the Executive has set his hand hereto on this the 14th day of June, 2012, but to be effective on the date first written above.

DARREN R. JAMISON	CAPSTONE TURBINE CORPORATION

/s/ Darren R. Jamison	By:	/s/ Edward I. Reich

	Its:	EVP & CFO